UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2006
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 11, 2006, the Board of Directors of QUALCOMM Incorporated (the “Company”) appointed Dr. Sanjay K. Jha to the additional position of Chief Operating Officer of the Company. Dr. Jha continues to serve as Group President, QUALCOMM CDMA Technologies. The required information about Dr. Jha’s previous business experience is contained in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2006 under the heading “Executive Officers” and is incorporated herein by reference. Dr. Jha did not receive any salary increase or additional stock options for assuming these additional responsibilities, and he will continue to serve under the terms of his current employment arrangement previously described in the Company’s SEC filings, including the salary and bonus information included in the Current Report on Form 8-K filed on November 13, 2006, which is incorporated herein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
(Registrant)
Date December 15, 2006	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan, Ph.D.
Executive Vice President, Human Resources